Exhibit 4.1

    INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

No.	Shares

The State of California

[LOGO]

Axtion Foods, Inc.
One Hundred Million Common Shares Authorized, $0.001 Par Value

    This Certifies That SPECIMEN is the owner of            Common Shares $0.001 par value each of the Capital Stock of

Axtion Foods, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, the said corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation this       day of            At

[SEAL]

President	Secretary

SHARES $0.001 EACH

CERTIFICATE
FOR
SHARES

[SEAL APPEARS HERE]

OF THE
CAPITAL STOCK

AXTION FOODS, INC.
ISSUED TO

DATED

For Value Received      hereby sell, assign and transfer unto

Shares of the Capital Stock represented by the written Certificate and do hereby irrevocably constitute and appoint            to transfer the said Stock on the books of the within named corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORESPOND WITH THE NAME AS WRITTEN ON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION AND ENLARGEMENTS OR ANY CHANGE WHATEVER